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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF SYNAGRO TECHNOLOGIES, INC.

The Company primarily conducts its business through its subsidiaries, as follows:

Synagro Midwest, Inc., a Delaware corporation

Synagro Southwest, Inc., a Delaware corporation

Synagro Southeast, Inc., a Delaware corporation

Synagro Northeast, Inc., a Delaware corporation

Synagro West, Inc., a Delaware corporation

Synagro Mid-Atlantic, Inc., a Delaware corporation

Residuals Technologies, Limited Partnership, a Delaware limited partnership

Fairhaven Residuals, Limited Partnership, a Delaware limited partnership

NETCO - Waterbury, Limited Partnership, a Delaware limited partnership

NETCO - Residuals Management, Limited Partnership, a Delaware limited partnership

New Haven Residuals, Limited Partnership, a Delaware limited partnership

Synagro Woonsocket, Inc., a Rhode Island corporation

Fairhaven Residual Systems, Inc., a Delaware corporation

NETCO - Connecticut, Inc. a Connecticut corporation

NETCO - Residuals Management Systems, Inc., a Delaware corporation

NETCO - Waterbury Systems, Inc., a Delaware corporation

New Haven Residuals Systems, Inc., a Delaware corporation

Residual Technologies Systems, Inc. a Delaware corporation

Providence Soils, Limited Liability Company, a Rhode Island limited liability company

Residuals Processing, Inc., a California corporation

Synagro WWT, Inc., a Maryland corporation

Synagro Composting Company of California, Inc., a California corporation

Synagro of California, Inc., an Arizona corporation

Synagro of Michigan, Inc., a Michigan corporation


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Synagro of Wisconsin, Inc., a Wisconsin corporation

Synagro of Minnesota - Rehbein, Inc., a Minnesota corporation

Synagro of Texas - CDR, Inc., a Texas corporation

Synagro of Texas - Vital-Cycle, Inc., a Wisconsin corporation

Synagro of North Carolina - EWR, Inc., a North Carolina corporation

Synagro of North Carolina - AMSCO, Inc., a North Carolina corporation

Synagro of Florida - A&J, Inc., a Florida corporation

Synagro of Florida - Anti-Pollution, Inc., a Florida corporation

Synagro of Florida - Davis Water, Inc., a Florida corporation

Synagro of Florida - Ecosystems, Inc., a Florida corporation

Composting Corporation of America, an Arkansas corporation

OrganiGro, Inc., an Arkansas corporation

ST Interco, Inc., a Delaware corporation

Environmental Protection & Improvement Company, Inc., a New Jersey corporation

Future-Tech Environmental Services, Inc., a California corporation

Synagro Midwest - Enviroland, Inc., a Michigan corporation

Soaring Vista Properties, Inc., a Maryland corporation

NYOFCO Holdings, Inc., a Delaware corporation

Synagro - WCWNJ, Inc., a Delaware corporation

Synagro - Baltimore, L.L.C., a Maryland limited liability company

JABB II, L.L.C., a Maryland limited liability company

Synagro Texas, Inc., a Texas corporation

Synagro Delaware, Inc., a Delaware corporation

Synagro Management, L.P., a Texas limited partnership

Atlanta Residuals Company, L.L.C., a Delaware limited liability company

Synagro Digestion, Inc., a California corporation

Synagro Composting, L.L.C., a Delaware limited liability company

New York Organic Fertilizer Company, a New York partnership


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Synagro Organic Fertilizer Company of Sacramento, Inc., a Delaware corporation

Earthwise Organics, Inc., a California corporation

Earthwise Trucking, a California corporation

Synagro Canada, Inc., a Canadian corporation

Synagro-Florida, L.L.C., a Delaware limited liability company

Sacramento Project Finance, Inc., a Delaware corporation

Synagro of Wisconsin - Aspen, Inc., a Wisconsin corporation


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